EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Julia M. Eastland, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Cascadian Therapeutics, Inc. on Form 10-K for the fiscal year ended December 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Cascadian Therapeutics, Inc.

March 8, 2018	/s/ Julia M. Eastland
Julia M. Eastland,
Chief Financial Officer, Chief Business Officer and Secretary (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cascadian Therapeutics, Inc. and will be retained by Cascadian Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Cascadian Therapeutics, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Cascadian Therapeutics, Inc. specifically incorporates it by reference.